                                                                     EXHIBIT 1.1



                          THE DERBY CYCLE CORPORATION
                             LYON INVESTMENTS B.V.


                    $100,000,000 10% Senior Notes due 2008

                  DM110,000,000 9 3/8% Senior Notes due 2008


                              PURCHASE AGREEMENT

                                                                     May 7, 1998

CHASE SECURITIES INC.
270 Park Avenue, 4th floor
New York, New York 10017

CHASE MANHATTAN BANK AG
Grueneburgweg 2
60322 Frankfurt am Main
Germany

CHASE MANHATTAN INTERNATIONAL LIMITED
125 London Wall, 9th Floor
London, EC2Y 5AJ
England


Ladies and Gentlemen:

          Pursuant to the Recapitalization Agreement dated as of March 11, 1998, as amended (the "Recapitalization Agreement"), among The Derby Cycle
Corporation, a Delaware corporation ("DCC"), Derby International Corporation S.A., a corporation organized under the laws of the Grand Duchy of Luxembourg ("DICSA"), Derby Finance S.a.r.l., a corporation organized under the laws of the Grand Duchy of Luxembourg and a wholly owned subsidiary of DICSA ("DFS"), DC Cycle, L.L.C., a Delaware limited liability company ("DC Cycle"), and Perseus Cycle, L.L.C., a Delaware limited liability company ("Perseus Cycle"), DCC and its direct and indirect wholly owned subsidiaries, including Lyon Investments B.V., a company organized under the laws of The Netherlands and a wholly owned subsidiary of DCC, which was formerly known as Lyon Cycle B.V. ("Lyon", and, together with DCC, the "Issuers"), will undertake a restructuring (the "Restructuring"), as a result of which DCC will own all the capital stock of approximately 80 existing subsidiaries and the other components of the Recapitalization (as defined in the Offering Memorandum referred to below) will be consummated.
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                                                                               2

          In connection with the foregoing, the Issuers propose to issue and sell $100,000,000 aggregate principal amount of 10 % Senior Notes due 2008 (the "Dollar Securities") and DM110,000,000 aggregate principal amount of 9 3/8% Senior Notes due 2008 (the "DM Securities", and, together with the Dollar Securities, the "Securities"). The Dollar Securities will be issued pursuant to an Indenture to be dated as of May 14, 1998 (the "Dollar Securities Indenture"), among the Issuers and IBJ Schroder Bank & Trust Company, as trustee (the "Dollar Securities Trustee"), and the DM Securities will be issued pursuant to an Indenture to be dated as of May 14, 1998 (the "DM Securities Indenture" and, together with the Dollar Securities Indenture, the "Indentures"), among the Issuers and IBJ Schroder Bank & Trust Company, as trustee (the "DM Securities Trustee", and together with the Dollar Securities Trustee, the "Trustees"). The Issuers hereby confirm their agreement with Chase Securities Inc. ("CSI"), Chase Manhattan Bank AG ("Chase AG") and Chase Manhattan International Limited (collectively with CSI and Chase AG, the "Initial Purchasers") concerning the purchase of the Securities from the Issuers by the several Initial Purchasers.

          The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Issuers have prepared a preliminary offering memorandum dated April 17, 1998 (the "Preliminary Offering Memorandum"), and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Issuers and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Issuers to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Issuers hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.

          Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Exchange and Registration Rights Agreement"), pursuant to which the Issuers will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering two issues of senior notes of the Issuers (together, the "Exchange Securities"), one of which is identical in all material respects to the Dollar Securities and one of which is identical in all material respects to the DM Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions), and
(ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

          Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.
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                                                                               3

          1. Representations, Warranties and Agreements of the Issuers. Each Issuer represents and warrants to, and agrees with, the several Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3) that:

          (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Issuers by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchasers' Information").

          (b) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

          (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or, prior to the effectiveness of any Registration Statement, to qualify the Indentures under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (d) DCC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, Lyon has been duly incorporated or organized and is validly existing in the form of a private company with limited liability ("besloten vennootschap met beperkte aansprakelijkheid") under the laws of The Netherlands, and each of the subsidiaries of DCC listed on Schedule 1(d) hereto (the
     "Subsidiaries"), which subsidiaries are all the subsidiaries of DCC identified as "Obligors" in the Revolving Credit Agreement, has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and DCC and the Subsidiaries have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure so to qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of DCC and the Subsidiaries, taken as a whole (a "Material Adverse Effect").
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                                                                               4

          (e) As of the Closing Date, DCC will have an authorized capitalization as set forth in its Amended and Restated Certificate of Incorporation and as described in the Offering Memorandum, and Lyon will have an authorized capitalization as set forth in its Deed of Incorporation. All the outstanding shares of capital stock of DCC and Lyon are duly and validly authorized and issued and are fully paid and non-assessable, and, as of the Closing Date and after giving effect to the Transactions (as defined below), all the outstanding shares of capital stock of DCC and Lyon will be duly and validly authorized and issued and will be fully paid and non-assessable. As of the Closing Date and after giving effect to the Transactions, the capital stock of DCC will conform in all material respects to the description thereof contained in the Offering Memorandum. All of the outstanding shares of capital stock of each subsidiary of DCC (including Lyon) have been duly and validly authorized and issued and are fully paid and non-assessable, and, after giving effect to the Restructuring, will be owned, directly or indirectly, by DCC, with the exception of Raleigh Canada, Univega, Univega License, MS Sport Vertriebs GmbH, MS Sport Vertriebs AG, Shenzen Raleigh Industrial Development Co. Ltd, Derby Holdings South Africa and Derby Component Manufacturing (Pty.) Ltd, with respect to which DCC will own controlling interests, and Piederb Properties (Pty.) Ltd., with respect to which DCC will own a minority interest. All such shares will be owned free and clear of any lien, charge, encumbrance, security interest (other than as contemplated by the Revolving Credit Agreement), restriction upon voting or transfer or any other claim of any third party.

          (f) Each of the Issuers and each of the Subsidiaries has full right, power and authority to execute and deliver this Agreement, the Exchange and Registration Rights Agreement, the Indentures, the Securities, the Revolving Credit Agreement and the Recapitalization Agreement (collectively, the "Transaction Documents") to which each is a party and to perform its respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby (the "Transactions") has been duly and validly taken.

          (g) This Agreement has been duly authorized, executed and delivered by each of the Issuers and constitutes a valid and legally binding agreement of each of the Issuers.

          (h) The Registration Rights Agreement has been duly authorized by each of the Issuers and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Issuers enforceable against each of the Issuers in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (i) Each of the Dollar Securities Indenture and the DM Securities Indenture has been duly authorized by each of the Issuers and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally

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                                                                               5

     binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, each of the Dollar Securities Indenture and the DM Securities Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

          (j) The Dollar Securities and the DM Securities have been duly authorized by each of the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Dollar Securities Indenture or the DM Securities Indenture, as applicable, and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Issuers, as joint and several obligors, entitled to the benefits of the applicable Indenture and enforceable against each of the Issuers in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (k) On the Closing Date, the Revolving Credit Agreement will be duly authorized, executed and delivered by DCC and the Subsidiaries and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of DCC and the Subsidiaries, enforceable against DCC and the Subsidiaries in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (l) The Recapitalization Agreement has been duly authorized, executed and delivered by DCC, DICSA, DFS, DC Cycle and Perseus Cycle and constitutes the valid and legally binding agreement of DCC, DICSA, DFS, DC Cycle and Perseus Cycle, enforceable against DCC, DICSA, DFS, DC Cycle and Perseus in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (m) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

          (n) (i) The execution, delivery and performance by each of the Issuers and each of the Subsidiaries of each of the Transaction Documents to which it is a party, (ii) the issuance, authentication, sale and delivery of the Securities and compliance by each of the Issuers with the terms thereof and
     (iii) the consummation of the Transactions will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either of the Issuers or any of the Subsidiaries (other than as contemplated by the Revolving Credit Agreement) pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which either of the Issuers or any the Subsidiaries is a party or by which either of the Issuers or any of such subsidiaries is bound or to which any of the property or assets of either of the Issuers or any of the Subsidiaries is subject, which breach, violation, default or creation or imposition of a lien, charge or encumbrance could reasonably be expected to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws (or comparable organizational or governing documents) of either of the Issuers or any of the Subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over either of the Issuers or any of the Subsidiaries or any of their respective properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for (i) the execution, delivery and performance by each of the Issuers and the Subsidiaries of each of the Transaction Documents to which it is a party,
     (ii) the issuance, authentication, sale and delivery of the Securities and compliance by each of the Issuers with the terms thereof and (iii) the consummation of the Transactions, except for such consents, approvals, authorizations, filings, registrations or qualifications (A) which shall have been obtained or made prior to the Closing Date or which are to be made following the Closing Date with the Luxembourg Stock Exchange (the "Luxembourg Exchange") or (B) as may be required to be obtained or made under the Securities Act as provided in the Exchange and Registration Rights Agreement and applicable state securities laws.

          (o) (i) Arthur Andersen LLP ("Arthur Andersen") are independent certified public accountants with respect to each of DICSA and its subsidiaries, and DCC and its subsidiaries (including Lyon), in each case within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the notes thereto) contained in the Offering Memorandum have been prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings "Summary--Summary Historical and Pro Forma Financial Data", "Capitalization", "Selected Historical and Pro Forma Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management--Compensation of Executive Officers" is derived from the accounting records of DICSA and its subsidiaries (including DCC and Lyon) and fairly presents the information purported to be shown thereby, except that the financial information contained in the Offering Memorandum under such headings in respect of dates, unit sales, sale prices, sales to major customers and exchange rates is not derived from such
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                                                                               7

     accounting records. The pro forma financial information contained in the Offering Memorandum has been prepared on a basis consistent with the historical financial statements contained in the Offering Memorandum (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information necessary to reflect the transactions described in the Offering Memorandum, gives effect to assumptions made on a reasonable basis and fairly presents the historical and proposed transactions contemplated by the Offering Memorandum and the Transaction Documents. The other historical financial and statistical information and data included in the Offering Memorandum are, in all material respects, fairly presented.

          (p) There are no legal or governmental proceedings pending to which DICSA or any of its subsidiaries (including DCC and Lyon) is a party or of which any property or assets of DICSA or any of its subsidiaries (including DCC and Lyon) is subject that, (A) singularly or in the aggregate, if determined adversely to DICSA or any of its subsidiaries (including DCC and Lyon), could reasonably be expected to have a Material Adverse Effect or
     (B) question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and to the best knowledge of DICSA and the Issuers, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (q) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body that prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any U.S. federal or state court or any court of The Netherlands or any court of Luxembourg, in each case of competent jurisdiction, has been issued with respect to either of the Issuers that would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Issuers, threatened against or affecting the Issuers before any court or arbitrator or any governmental agency, body or official, domestic or foreign, that could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and each of the Issuers has complied with, and will comply with, any and all requests by the Luxembourg Exchange for additional information to be included in the Listing Application (as defined below) and has received no request from the Luxembourg Exchange or any securities authority in any jurisdiction for additional information to be included in the Preliminary Memorandum or the Offering Memorandum.

          (r) None of the Issuers or any of the subsidiaries of DCC is (i) in violation of its charter or by-laws (or comparable organizational or governing documents), (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject (unless such default has been waived) or (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, in each case which could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.

          (s) DICSA, the Issuers and each of the Subsidiaries possess and, upon consummation of the Transactions, each of the Issuers and the Subsidiaries will possess, all licenses, certificates, authorizations and permits issued by, and have made and, upon consummation of the Transactions, will have made, all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies that are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and none of DICSA, the Issuers or any the Subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

          (t) DICSA and each of its subsidiaries (including DCC and Lyon but excluding Exeter International Corporation S.A. ("Exeter"), which, as of the date hereof, is not, and, upon consummation of the Transactions, will not be, a subsidiary of DCC) has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to DICSA or any of its subsidiaries (including DCC and Lyon but excluding Exeter) that has had (nor does DICSA or any of its subsidiaries (including DCC and Lyon but excluding Exeter) have any knowledge of any tax deficiency that, if determined adversely to DICSA or any of its subsidiaries (including DCC and Lyon but excluding Exeter), could reasonably be expected to have) a Material Adverse Effect.

          (u) Neither of the Issuers is, and, upon consummation of the Transactions neither of the Issuers will be, (i) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (v) DICSA and each of its subsidiaries (including DCC and Lyon but excluding Exeter) maintains, and, upon consummation of the Transactions, each of the Issuers and each of the subsidiaries of DCC will maintain, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and
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                                                                               9

     (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w) DICSA and each of its subsidiaries (including DCC and Lyon but excluding Exeter) have, and, upon consummation of the Transactions, each of the Issuers and each of the subsidiaries of DCC will have, insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect DICSA and each of its subsidiaries (including DCC and Lyon but excluding Exeter) and their respective businesses and, upon consummation of the Transactions, will be in amounts and insure against such losses and risks as will be adequate to protect the Issuers, the subsidiaries of DCC and their respective businesses. None of DICSA or any of its subsidiaries (including DCC and Lyon but excluding Exeter) has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

          (x) DICSA and each of its subsidiaries (including DCC and Lyon but excluding Exeter) owns or possesses and, upon consummation of the Transactions, each of the Issuers and each of the subsidiaries of DCC will own or possess, adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses in the manner such businesses are conducted on the Closing Date; and the conduct of their respective businesses does not and will not conflict in any material respect with, and DICSA and its subsidiaries (including DCC and Lyon but excluding Exeter) have not received any notice of any claim of conflict with, any such rights of others.

          (y) DICSA and each of its subsidiaries (including DCC and Lyon but excluding Exeter) have, and, upon consummation of the Transactions, each of the Issuers and the subsidiaries of DCC will have, good and marketable title in fee simple to, and DICSA and each of its subsidiaries (including DCC and Lyon but excluding Exeter) have, and, upon consummation of the Transactions, each of the Issuers and the subsidiaries of DCC will have, valid rights to lease or otherwise use, all items of real and personal property that are material to the business of DICSA and its subsidiaries (including DCC and Lyon but excluding Exeter), and, upon consummation of the Transactions, the Issuers and the subsidiaries of DCC, in each case free and clear of all liens, encumbrances (other than as contemplated by the Revolving Credit Agreement), claims and defects and imperfections of title except such as (i) do not materially interfere with the use made and proposed to be made of such property or (ii) could not reasonably be expected to have a Material Adverse Effect.

          (z) No labor disturbance by or dispute with the employees of DICSA or any of its subsidiaries (including DCC and Lyon but excluding Exeter) exists or, to the best knowledge of DICSA and the Issuers, is contemplated or threatened.

          (aa) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of DCC or any of its subsidiaries (including
     Lyon) which could reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; DCC and its subsidiaries (including Lyon) have not incurred, and, upon consummation of the Transactions, DCC and its subsidiaries do not expect to incur, liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which DCC or any of its subsidiaries (including Lyon) would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

          (bb) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by DICSA or any of its subsidiaries (including DCC or Lyon) (or, to the best knowledge of DICSA and the Issuers, any other entity (including any predecessor) for whose acts or omissions the Issuers or any of the subsidiaries of DCC is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by DICSA or any of its subsidiaries (including DCC and Lyon), or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or that would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that the Issuers believe could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which DICSA or the Issuers has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

          (cc) None of DICSA or any of its subsidiaries (including DCC and Lyon but excluding Exeter) or, to the best knowledge of DICSA and the Issuers, any director, officer, agent, employee or other person associated with or acting on behalf of DICSA or any of its subsidiaries (including DCC and Lyon but excluding Exeter) has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds;

     (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (dd) On and immediately after the Closing Date, each of the Issuers (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of each of the Issuers is not less than the total amount required to pay the probable liabilities of such Issuer on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) each of the Issuers is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities as contemplated by this Agreement and the Offering Memorandum, neither of the Issuers is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) neither of the Issuers is engaged in any business or transaction, or about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Issuer is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (ee) Except as described in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in either of the Issuers or any of the subsidiaries of DCC.

          (ff) None of DICSA or any of its subsidiaries (including DCC and Lyon) owns, and, upon consummation of the Transactions, none of the Issuers or any of the subsidiaries of DCC will own, any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regul ation T, U or X of the Federal Reserve Board.

          (gg) None of DICSA or any of its subsidiaries (including DCC and Lyon but excluding Exeter) is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against DICSA or any of its subsidiaries (including DCC and Lyon but excluding Exeter) or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

          (hh) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (ii) None of DICSA, any of its subsidiaries (including DCC and Lyon but excluding Exeter), any of its or their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable.

          (jj) None of DICSA, any of its subsidiaries (including DCC and Lyon but excluding Exeter) or any of its or their respective affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

          (kk) None of DICSA, any of its subsidiaries (including DCC and Lyon but excluding Exeter), any of its or their respective affiliates or any person acting on its or their behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D").

          (ll) There are no securities of the Issuers registered under the Exchange Act or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

          (mm) None of DICSA, any of its subsidiaries (including DCC and Lyon but excluding Exeter) has taken or will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

          (nn) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

          (oo) None of DICSA or any of its subsidiaries (including DCC and Lyon but excluding Exeter) does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes
     Section 517.075.

          (pp) with respect to DCC and the Subsidiaries (other than Subsidiaries that are dormant companies), any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) DCC's or any Subsidiary's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which DCC's or any Subsidiary's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by March 31, 1999. The cost to DCC and each Subsidiary of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to DCC and each Subsidiary (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of DCC and each Subsidiary are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit DCC and each Subsidiary to conduct its business without Material Adverse Effect.

          (qq) Since the date as of which information is given in the Offering Memorandum, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of DICSA and its subsidiaries (including DCC and Lyon), whether or not arising in the ordinary course of business,
     (ii) none of DICSA and its subsidiaries (including DCC and Lyon) has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business and (iii) except as contemplated by the Recapitalization Agreement, (A) none of DICSA and its subsidiaries (including DCC and Lyon) has entered into any material transaction other than in the ordinary course of business and (B) there has not been any change in the capital stock or long-term debt of DICSA and its subsidiaries (including DCC and Lyon) or any dividend or distribution of any kind declared, paid or made by DICSA or any of its subsidiaries (including DCC and Lyon) on any class of their respective capital stock.

          (rr) Application will be made to list the Securities on the Luxembourg Exchange prior to the earlier to occur of the first interest payment date in respect of the Securities and the consummation of the Exchange Offer and, in connection therewith, the Issuers will prepare and submit to the Luxembourg Exchange a listing application with respect to the Securities (the "Listing Application"). The final Listing Application approved by the Luxembourg Stock Exchange will comply in all material respects with the requirements of the Luxembourg Exchange. There is no requirement to deliver the Listing Application to prospective purchasers or purchasers of Securities from the Initial Purchasers in connection with the offer and sale by the Initial Purchasers of the Securities in the manner contemplated by this Agreement and the Offering Memorandum.

          (ss) Each of the Issuers has the power to submit, and pursuant to this Agreement and the Indentures, has legally, validly, effectively and irrevocably submitted, or in the case of the Indentures will legally, validly, effectively and irrevocably submit, to the jurisdiction of any U.S. Federal or state court in the Borough of Manhattan in The City of New York, New York, and has the power to designate, appoint and empower and, pursuant to this Agreement and the Indentures has, or in the case of the Indentures will have, legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement, the Exchange and Registration Rights Agreement and the Indentures in any U.S. Federal or state court in the Borough of Manhattan in The City of New York, as provided in Section 17 hereof, and Section 11(h) of the Exchange and Registration Rights Agreement and Section 11.10 of each of the Indentures.

          (tt) There is no "substantial U.S. market interest" as defined in Rule 902(n) of Regulation S in the Issuers' debt securities.

          (uu) No stamp duty, stock exchange tax, value-added tax, withholding or any other similar duty or tax is payable in the United States, The Netherlands or any other jurisdiction in which either of the Issuers is organized or engaged in business for tax purposes or, in each case, any political subdivision thereof or any authority having power to tax, in connection with the authorization, issuance, sale and delivery of the Securities by the Issuers to the Initial Purchasers and resales thereof by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum.

          (vv) None of the Issuers or any of the subsidiaries of DCC, and none of their respective properties or assets, has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, executing or otherwise) under the laws of the United States or The Netherlands.

          (ww) To ensure the legality, validity, enforceability and admissibility into evidence of each of this Agreement, the Exchange and Registration Rights Agreement, the Indentures, the Securities and any other document to be furnished hereunder or thereunder in The Netherlands, it is not necessary that this Agreement, the Exchange and Registration Rights Agreement, the Indentures, the Securities or such other document be filed or recorded with any court or other authority in The Netherlands or that any stamp of similar tax be paid in The Netherlands on or in respect of this Agreement, the Exchange and Registration Rights Agreement, the Indentures, the Securities or any such other document.

          (xx) None of DICSA, any of its subsidiaries (including DCC and Lyon) or any of its or their respective affiliates has offered, sold, transferred or delivered, and will not offer, sell, transfer or deliver, the Securities, anywhere in the world, directly or indirectly, other than to banks, pension funds, insurance companies, securities funds, investment institutions, central governments, large international and supra-national institutions and other comparable entities, including, inter alia, treasuries and finance companies of large enterprises which trade or invest in securities in the conduct of a business or profession.

          (yy) None of the DICSA or any of its subsidiaries (including DCC and Lyon but excluding Exeter) or any of its or their respective affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security under circumstances that would breach article 3 of The Netherlands Securities Market Supervision Act of 1995 ("Wet Toezicht Effectenverkeer 1995").

          2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Issuers agree to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuers, the principal amount of Securities set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at a purchase price equal to 97% of the aggregate principal amount thereof. The Issuers shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein. If any court or documentary taxes, or any other excise or property taxes, charges or similar levies are payable in the United States, The Netherlands or any other jurisdiction in which either of the Issuers is organized or engaged in business for tax purposes or, in each case, any political subdivision thereof or any authority having power to tax in connection with the issuance, sale and delivery by the Issuers to the Initial Purchasers and resales thereof by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, the Issuers agree to pay, or to reimburse the Initial Purchasers promptly for, any such tax, charge or levy.

          (b) The Initial Purchasers have advised the Issuers that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of its initial offering, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers"), as defined in Rule 144A under the Securities Act ("Rule 144A"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and (B) outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act ("Regulation S").

          (c) In connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

          (i) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act;

          (ii) such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the

     Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act;

          (iii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restriction requirements of Regulation S;

          (iv) at or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

          (v) it has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Issuers.

Terms used in this Section 2(c) have the meanings given to them by Regulation S.

          (d) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell, any Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied with and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended), or to a person to whom such document may otherwise lawfully be issued or passed on.

          (e) Each Initial Purchaser, severally and not jointly, represents and agrees that the Securities will not be offered, sold, transferred or delivered as part of their initial distribution or any time thereafter, anywhere in the world, directly or indirectly, other than to banks, pension funds, insurance companies, securities funds, investment institutions, central governments, large international and supra-national institutions and other comparable entities, including, inter alia, treasuries and finance companies of large enterprises which trade or invest in securities in the conduct of a business or profession.

          (f) Each Initial Purchaser, severally and not jointly, represents and agrees that (i) it is aware of the fact that no sales prospectus (Wertpapier-Verkaufsprospekt) in Germany has been or will be published in respect of the Securities, (ii) it will comply with the Securities Sales Prospectus Act of Germany (Wertpapier-Verkaufsprospektgesetz) of December 13, 1990 and the restrictions thereunder applying to the offer and distribution of the Securities in Germany and (iii) in particular, it will only offer or sell any Securities in Germany under any of the exemptions provided for in Section 2 of the Securities Sales Prospectus Act.

          (g) Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Issuers pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Issuers shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d) and (e), counsel for the Issuers and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

          (h) The Issuers acknowledge and agree that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.

          3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York 10022, or at such other place as shall be agreed upon by the Initial Purchasers and the Issuers, at 9:00 a.m., New York City time, on May 14, 1998, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Issuers (such date and time of payment and delivery being referred to herein as the "Closing Date").

          (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Issuers by wire or book-entry transfer of same-day funds to such account or accounts as the Issuers shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as CSI, on behalf of the Initial Purchasers, shall have requested in writing not less than two full business days prior to the Closing Date. The Issuers agree to make the global certificates evidencing the Securities available for inspection by CSI, on behalf of the Initial Purchasers, in New York, New York at least 24 hours prior to the Closing Date.

          4. Further Agreements of the Issuers. Each of the Issuers agrees with each of the several Initial Purchasers:

          (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

          (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

          (c) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Issuers after a reasonable period to review;

          (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Issuers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

          (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and beneficial owners and prospective purchasers of the Securities designated by such holders, upon request of such holders or such beneficial owners or prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Issuers are then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and beneficial owners and prospective purchasers of the Securities designated by such holders);

          (f) for so long as the Securities are outstanding, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed by either of the Issuers with the Commission on Forms 10-K, 10-Q and 8-K, or 20-F or 6-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Issuers to the Trustees or to the holders of the Securities pursuant to the Indentures or the Exchange Act or any rule or regulation of the Commission thereunder;

          (g) to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided that the Issuers and the subsidiaries of DCC shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction (other than as required by this Agreement);

          (h)  to arrange, with the cooperation of the Initial Purchasers, for
     (i) the Dollar Securities to be (A) designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market, (B) eligible for clearance and settlement through The Depository Trust Company ("DTC"), the Euroclear System ("Euroclear") and Cedel S.A. ("Cedel") and (C) listed on the Luxembourg Exchange and (ii) for the DM Securities to be (A) eligible for clearance and settlement through Euroclear and Cedel and (B) listed on the Luxembourg Exchange;

          (i) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) that could be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act or that would require compliance with Article 3 of The Netherlands Securities Market Supervision Act of 1995 ("Wet Toezicht Effectenverkeer 1995");

          (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on its or their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

          (k) for a period of 180 days from the date of the Offering Memorandum, not to, and to cause its affiliates not to, offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Issuers or any subsidiaries of DCC (other than the Securities) without the prior written consent of the Initial Purchasers, which consent shall not be unreasonably withheld;

          (l) during the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by either of them, except for Securities purchased by either of the Issuers or any of their affiliates and resold in a transaction registered under the Securities Act;

          (m) not to, for so long as the Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

          (n) in connection with the offering of the Securities, until CSI, on behalf of the Initial Purchasers, shall have notified the Issuers of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

          (o) in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

          (p) to furnish to each of the Initial Purchasers on the date hereof a copy of the independent accountants' report included in the Offering Memorandum signed by the accountants rendering such report;

          (q) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to, on or after the Closing Date, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

          (r) to not take any action prior to the execution and delivery of the Indentures that, if taken after such execution and delivery, would have violated any of the covenants contained in the Indentures;

          (s) to not take any action prior to the Closing Date that would require the Offering Memorandum to be amended or supplemented pursuant to
     Section 4(d);

          (t) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to DICSA, the Issuers, their condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of DICSA and the Issuers and of which the Initial Purchasers are notified), without the prior written consent of the Initial Purchasers, unless in the judgment of the Issuers and their counsel, and after notification to the Initial Purchasers, such press release or communication is required by law; and

          (u) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds".

          5. Conditions of Initial Purchasers' Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Issuers contained herein, to the accuracy of the statements of each of the Issuers and their respective officers made in any certificates delivered pursuant hereto, to the performance by each of the Issuers of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (b) None of the Initial Purchasers shall have discovered and disclosed to the Issuers on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering

     Memorandum, and all other legal matters relating to the Transaction Documents and the Transactions shall be satisfactory in all material respects to the Initial Purchasers, and the Issuers shall have furnished to the Initial Purchasers and their counsel all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

          (d) Kirkland & Ellis shall have f furnished to the Initial Purchasers their written opinion, as U.S. counsel to the Issuers, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, Trenite Van Doorne shall have furnished to the Initial Purchasers their written opinion, as Dutch counsel to the Issuers, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, and the Issuers shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

          (e) The Initial Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Issuers shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

          (f) The Issuers shall have furnished to the Initial Purchasers a letter (the "Initial Letter") of Arthur Andersen, addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers.

          (g) The Issuers shall have furnished to the Initial Purchasers a letter (the "Bring-Down Letter") of Arthur Andersen, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to each of DICSA and its subsidiaries, and DCC and its subsidiaries (including Lyon), in each case within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

          (h) The Issuers shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of the chief executive officer of their group and the financial controller of their group stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred that should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) as of the Closing Date, the representations and warranties of such Issuer in this Agreement are true and correct in all material respects, such Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date and subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change in the financial position or results of operation of such Issuer or any of its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of such Issuer and its subsidiaries, taken as a whole and (D) the Recapitalization has been consummated on the terms described in the Offering Memorandum.

          (i) The Initial Purchasers shall have received a counterpart of the Exchange and Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of each Issuer.

          (j) Each Indenture shall have been duly executed and delivered by the Issuers and the applicable Trustee, and the Securities shall have been duly executed and delivered by the Issuers and duly authenticated by the applicable Trustee.

          (k) The Dollar Securities shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through the facilities of DTC, Euroclear and Cedel. The DM Securities shall be eligible for clearance and settlement through the facilities of Euroclear and Cedel.

           (l) If any event shall have occurred that requires the Issuers under
     Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

           (m) There shall not have occurred any invalidation of Rule 144A or Regulation S under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission that in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

          (n) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of DICSA and its subsidiaries (including DCC and Lyon) or DCC and its subsidiaries (including Lyon), each taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto ) .

          (o) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any U.S. federal or state court or any court of The Netherlands or any court of Luxembourg, in each case of competent jurisdiction, shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

          (p)  Subsequent to the execution and delivery of this Agreement
     (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Issuers' other debt securities or preferred stock by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Issuers' other debt securities or preferred stock.

          (q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the Luxembourg Exchange, the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by any such exchange, the Commission or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Issuers on any exchange or in the over-the-counter market shall have been suspended or (ii) any general moratorium on commercial banking activities shall have been declared by Luxembourg, The Netherlands or U.S. federal or New York state authorities or (iii) an outbreak or escalation of hostilities in the United States or in any member state of the European Union or a declaration by the United States or any member state of the European Union of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on financial markets shall be such) the effect of which, in the case of this clause (iv), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

          (r) Substantially simultaneously with the sale of the Securities hereunder, the Recapitalization shall have been consummated on the terms described in the Offering Memorandum and the Revolving Credit Agreement shall have been executed and delivered and the initial borrowings thereunder shall have been made. All conditions precedent to the consummation of the Transactions, other than the payment of the consideration contained in this Agreement, shall have been satisfied or waived, with the prior written consent of the Initial Purchasers, prior to or on the Closing Date. There shall have been no amendment, supplement or waiver of any part of the Recapitalization Agreement (including the exhibits and schedules thereto) not disclosed in writing to the Initial Purchasers prior to the date hereof, or any such amendment, supplement or waiver after the date hereof not consented to in writing by the Initial Purchasers.

          (u) The Initial Purchasers shall have received such further opinions, certificates, letters and documents as the Initial Purchasers may reasonably request.

          The Issuers shall have furnished, or shall furnish, the Initial Purchasers with conformed copies of such opinions, certificates, letters and documents mentioned above as the Initial Purchasers reasonably request. All opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

          The Initial Purchasers may in their sole discretion waive compliance with any conditions to their obligations hereunder, whether in respect of the Closing Date or otherwise.

          6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Issuers prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(m), (n), (o), (p) or (q) shall have occurred and be continuing.

          7. Reimbursement of Initial Purchasers' Expenses. If (a) this Agreement shall have been terminated pursuant to Section 6, (b) the Issuers shall fail to tender the Securities for delivery to the Initial Purchasers for any reason permitted under this Agreement or (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Issuers shall reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities.

          8. Indemnification. (a) The Issuers shall indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 8(a), Section 9 and Section 17(c) as an Initial Purchaser), from and against any and all losses, claims, damages or liabilities and reasonable expenses, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Issuers pursuant to Section 4(e) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (i) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Issuers with Section 4(b).

          (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Issuers, their affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 8(b) and Section 9 as the Issuers), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuers may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Initial Purchasers' Information, and shall reimburse the Issuers for any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 8(a) or 8(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this
Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          The obligations of the Issuers and the Initial Purchasers in this
Section 8 and in Section 9 are in addition to any other liability that the Issuers or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

          9. Contribution. If the indemnification provided for in Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Issuers, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Issuers or information supplied by the Issuers on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this
Section 9 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9 shall be deemed to include, for purposes of this Section 9, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 9 are several in proportion to their respective purchase obligations and not joint.

          10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuers and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 8 and 9 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Initial Purchasers and the Issuers and in Section 4(e) with respect to holders and beneficial owners and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 10, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          11. Expenses. (a) The Issuers agree with the Initial Purchasers to pay (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum, the Listing Application and any amendments or supplements thereto; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties, stock exchange taxes, value added taxes, withholding taxes, or any similar duties or taxes, if any, payable upon authorization, issuance, sale or delivery of the Securities; (v) the fees and expenses of the Issuers' counsel and independent accountants; (vi) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchasers); (vii) any fees charged by rating agencies for rating the Securities; (viii) the fees and expenses of the Trustees, any paying agents and any listing agent (including any affiliate of any Initial Purchaser acting in such capacity) (including related fees and expenses of any counsel to such parties); (ix) all expenses and application fees incurred in connection with the application for and the qualification for inclusion of the Dollar Securities for quotation on the PORTAL Market, the approval of the Dollar Securities for book-entry transfer through DTC, Euroclear and Cedel, the approval of the DM Securities for book-entry transfer through Euroclear and Cedel and the listing of the Securities on the Luxembourg Exchange or any other securities exchange; (x) the expenses incurred by the Issuers and the Initial Purchasers in connection with attending or hosting "road show" meetings with prospective purchasers of the Securities from the Initial Purchasers; (xi) any fees or other costs incident to securing any required review by any other regulatory authority in The Netherlands; (xii) any fees or other costs incurred by the Initial Purchasers as a result of the failure to release the DM Securities for delivery and settlement through Euroclear and Cedel on, and as of, the Closing Date and (xiii) all other costs and expenses incident to the performance of the obligations of the Issuers under this Agreement which are not otherwise specifically provided for in this Section 11; provided, however, that except as provided in this Section 11 and Section 7, the Initial Purchasers shall pay their own costs and expenses.

          (b) In addition, the Issuers agree to indemnify and hold harmless the Initial Purchasers against any stamp duties, stock exchange taxes, value added taxes, withholding taxes or similar duties or taxes, including any interest and penalties, on the authorization, issuance, sale and delivery of the Securities and on the execution and delivery of this Agreement.

          (c) All amounts payable by the Issuers hereunder shall be paid free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imports, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made or where the payor is located unless such deduction or withholding is required by applicable law, in which event the Issuers shall pay additional amounts so that the persons entitled to such payments receive the amount that such persons would otherwise have received but for such deduction or withholding.

          12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuers or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

          13. Notices, etc.. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to (i) Chase Securities Inc., 270 Park Avenue, New York, New York, 10017, Attention: James C. Neary (telecopier no.: (212) 270-0994); (ii) Chase Manhattan Bank AG, Grueneburgweg 2, 60322 Frankfurt am Main, Germany; Attention: Wolfgang Boehm (telecopier no.: 49-69-7158-
     2553) and (iii) Chase Manhattan International Limited, 125 London Wall, 9th Floor, London, EC2Y 5AJ; Attention: Eddie Villiers (telecopier no.: (44) 171-777-3141); or

          (b) if to the Issuers, shall be delivered or sent by mail or telecopy transmission to The Derby Cycle Corporation, in care of Raleigh Industries Ltd., Triumph Road, Nottingham NG7 2DD, England, Attention: Mr. Alan J. Finden-Crofts (telecopier no.: 011-44-115-942-2178);

provided that any notice to an Initial Purchaser pursuant to Section 8(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuers shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by CSI.

          14. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York, Luxembourg, London or Frankfurt are authorized or required by law to close, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

          15. Initial Purchasers' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchasers;
(ii) the first paragraph on the inside front cover page concerning over-allotment and trading activities by the Initial Purchasers; and (iii) the statements concerning the Initial Purchasers contained in the third, eleventh (except the first sentence), fourteenth and fifteenth paragraphs under the caption "Plan of Distribution".

          16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          17. Consent to Jurisdiction; Appointment of Agent for Service of Process; Judgment Currency. (a) Each of the Issuers agrees that any suit, action or proceeding against such Issuer arising out of or relating to this Agreement may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and it irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuers irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Agreement, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the Issuers agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such Issuer and may be enforced in any court to the jurisdiction of which such Issuer is subject by a suit upon such judgment; provided that service of process is effected upon such Issuer in the manner provided by this Section 17.

          (b) Each of the Issuers irrevocably appoints CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein which may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Issuers hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Issuers agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect so long as such Issuer has any outstanding obligations under this Agreement, the Indentures or the Securities. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon each of the Issuers. Notwithstanding the foregoing, any action involving the Issuers arising out of or relating to this Agreement may be instituted in any court of competent jurisdiction in any other jurisdiction.

          (c) Any action, suit or proceeding brought by the Issuers against any Initial Purchaser entitled to indemnification or contribution under Section 8 or 9 arising out of or based upon this Agreement and the transactions contemplated herein shall be brought solely in a U.S. Federal or state court in the Borough of Manhattan, The City of New York, New York, and the Issuers shall not initiate nor seek to initiate, in the State of Delaware, The Netherlands or in any other jurisdiction other than in such New York courts, any action, suit or proceeding against any Initial Purchaser entitled to indemnification or contribution under
Section 8 or 9 arising out of or based upon this Agreement and the transactions contemplated hereby. The foregoing shall apply, without limitation, to any action seeking to obtain any injunction or declaratory judgment against the enforcement of, or a declaratory judgment concerning, any claim by any Initial Purchaser in respect of this Agreement and any transaction contemplated hereby, and any action challenging the enforceability of or seeking to invalidate in any respect the submission by the Issuers hereunder to the jurisdiction of such New York courts or the designation, pursuant to this Section 17, of the laws of the State of New York as the law applicable to this Agreement.

          (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars or Deutsche marks, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase U.S. dollars or Deutsche marks, as applicable, with the other currency in New York City on the business day preceding that on which final judgment is given. The obligation of the Issuers in respect of any sum due to an Initial Purchaser shall, notwithstanding any judgment in a currency other than U.S. dollars or Deutsche marks, not be discharged until the first business day following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars or Deutsche marks, as applicable, with such other currency; if the U.S. dollars or Deutsche marks so purchased are less than the sum originally due to an Initial Purchaser hereunder, each of the Issuers agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the U.S. dollars or Deutsche marks so purchased are greater than the sum originally due to an Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Issuers an amount equal to the excess of the U.S. dollars or Deutsche marks, as the case may be, so purchased over the sum originally due to such Initial Purchaser hereunder.

          (e) The provisions of this Section 17 shall survive any termination or cancelation of this Agreement.

          18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

          20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Issuers and the several Initial Purchasers in accordance with its terms.

                         Very truly yours,

                         THE DERBY CYCLE CORPORATION,


                          by Alan J. Finden-Crofts
                             ----------------------------------
                             Name: Alan J. Finden-Crofts
                             Title: CEO and President


                         LYON CYCLE B.V.,


                          by Alan J. Finden-Crofts
                             ----------------------------------
                             Name:Alan J. Finden-Crofts
                             Title:

Accepted:

On behalf of Chase Securities Inc.,
Chase Manhattan Bank AG and
Chase Manhattan International Limited

CHASE SECURITIES INC.,


by [SIGNATURE ILLEGIBLE]^^
   ------------------------------
   Authorized Signatory


Address for notices pursuant to Section 8(c):
1 Chase Plaza, 25th floor
New York, New York 10081
Attention:  Legal Department

                                                                      SCHEDULE 1



                                                    Principal
                                                    Amount
     Initial Purchasers                             of Securities

     Chase Securities Inc.                    $     100,000,000
                                              DM     36,666,666

     Chase Manhattan Bank AG                  DM     36,666,667

     Chase Manhattan International Limited    DM     36,666,667

                                                    ___________
     Total                                    $     100,000,000
                                              DM    110,000,000

                                                                   SCHEDULE 1(d)


                                 SUBSIDIARIES


NAME                                     JURISDICTION OF INCORPORATION

Derby Holding Limited                    England and Wales

Raleigh Industries Limited               England and Wales

Raleigh International Limited            England and Wales

Sturmey-Archer Limited                   England and Wales

Raleigh Industries of Canada Limited     Canada Limited

Raleigh BV                               Netherlands

Raleigh Europe BV                        Netherlands

Koninklijke Gazelle BV                   Netherlands

Derby Nederland BV                       Netherlands

Derby Holding BV                         Netherlands

Sturmey-Archer Limited BV                Netherlands

Lyon Investments BV                      Netherlands

Derby Holding (Deutschland) GmbH         Germany

Raleigh Fahrrader GmbH                   Germany

NW Sportgerate GmbH                      Germany

Derby Cycle Werke GmbH                   Germany

E Weiner Bike Parts GmbH                 Germany

Univega Worldwide GmbH                   Germany

Univega Beteiligung GmbH                 Germany

MS Sport Vertiebs GmbH                   Germany

Derby Fahrrader GmbH                     Germany

Derby WS                                 Germany

Vermogenswerwaltungs GmbH                Germany

Winora-Staiger GmbH                      Germany

Curragh Finance Company                  Ireland

NAME                                     JURISDICTION OF INCORPORATION

Raleigh Ireland Limited                  Ireland

InterDerby Group Finance N.V.            Netherlands Antilles

Derby Finance N.V.                       Netherlands

The British Cycle Corporation Limited    England and Wales